Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER RESULTS

FFO per Share Increases 15.5 Percent; Corporate EBITDA Improves 13.1 Percent

BETHESDA, MD, October 17, 2007 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $20.2 million, or $0.50 per diluted share for the quarter ended September 30, 2007, compared to net income of $17.3 million, or $0.43 per diluted share for the prior year period.

For the quarter ended September 30, 2007, the Company generated funds from operations (“FFO”) of $43.7 million versus $37.8 million for the same period of 2006. On a per diluted share basis, FFO for the third quarter was $1.09 versus $0.94 for the same period last year. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter increased to $65.5 million from $57.9 million during the prior year period, an increase of 13.1 percent.

Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2007 versus the same period in 2006 increased 6.0 percent to $168.09. Average daily rate (“ADR”) rose to $206.07, a 3.0 percent improvement, while occupancy also increased 3.0 percent to 81.6 percent from the prior year period.

“The fundamentals for the lodging industry remain favorable and we continue to see strong demand in the major urban markets,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “As the repositionings at our properties are completed later this year and in the early part of next year, we anticipate their performance to not only benefit from continuing favorable market conditions, but also reap the benefits from our extensive capital investments.”

The Company’s hotels generated $67.0 million of EBITDA for the third quarter compared with $62.1 million for the same period last year. Third quarter portfolio-wide EBITDA margin was 35.5%, an improvement of 121 basis points from the prior year.

As of the end of the third quarter 2007, the Company had total outstanding debt of $844.7 million. The Company’s $300.0 million credit facility had an outstanding balance of $28.0 million as of September 30, 2007. Total debt to trailing 12 month Corporate EBITDA (as defined by our senior unsecured credit facility) equaled 4.2 times as of September 30, 2007.

For the nine months ended September 30, 2007, net income to common shareholders decreased to $55.3 million from $69.0 million for the prior year period. EBITDA year to date through the end of September increased to $189.3 million from $179.4 million for the prior year period. Net income and EBITDA include the $30.3 million gain on sale of the LaGuardia Marriott and $3.9 million write-off of the non-cash costs associated with the initial issuance of the Company’s Series A Preferred Shares for the nine months ended September 30, 2007, and $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott and the $0.8 million contingent litigation expense for the nine months ended September 30, 2006. For the first nine months of 2007, FFO rose to $93.6 million from $88.0 million in the prior year period or $2.33 per diluted share from $2.22 per diluted share. FFO for the nine months ended September 30, 2007 includes the negative impact from the $3.9 million non-cash write-off of the initial issuance costs of the Series A Preferred Shares due to their redemption in March 2007. In addition, FFO for the nine months ended September 30, 2006 includes the $0.8 million contingent litigation expense associated with our previously disclosed legal dispute with Meridien.

Subsequent Events

On October 15, 2007, the Company announced its monthly dividend of $0.17 per common share for each of the three months of October, November and December 2007. The October dividend will be paid on November 15, 2007 to common shareholders of record on October 31, 2007; the November dividend will be paid on December 14, 2007 to common shareholders of record on November 30, 2007; and the December dividend will be paid on January 15, 2008 to common shareholders of record on December 31, 2007.

2007 Outlook

The Company revised its 2007 FFO per diluted share outlook to $3.11 – $3.15 (excluding the $30.3 million gain on sale of the LaGuardia Marriott and the $3.9 million non-cash write-off of the initial issuance costs of the Series A Preferred Shares as a result of their redemption in March 2007) and its anticipated hotel EBITDA margin outlook to an improvement of 80 – 100 basis points.

Renovations and repositionings have disrupted public areas and are anticipated to result in 92,000 room nights out of service. This impact should lower total revenues for 2007 by $14.5 million, room revenues by $9.5 million and EBITDA by $8.0 million, which is unchanged from our prior outlook. Assuming no major geopolitical events that might negatively impact the economy or the travel business, the outlook for the full year 2007 is updated as follows:

	Current	Previous	Change

RevPAR Growth	5.0% – 5.5%	5.5% – 6.5%	(0.5%) – (1.0%)

Net Income/Diluted Share	$1.48 – $1.52	$1.56 – $1.62	($0.08) – ($0.10)

FFO/Diluted Share	$3.01 – $3.05	$3.03 – $3.09	($0.02) – ($0.04)

EBITDA (millions)	$236.3 – $237.8	$238.3 – $240.7	($2.0) – ($2.9)

Excluding the $30.3 million gain on sale and the non-cash write-off of the $3.9 million issuance costs in the first quarter, the Company’s outlook for the full year 2007 is as follows:

	Current	Previous	Change

RevPAR Growth	5.0% – 5.5%	5.5% – 6.5%	(0.5%) – (1.0%)

Net Income/Diluted Share	$0.83 – $0.86	$0.91 – $0.96	($0.08) – ($0.10)

FFO/Diluted Share	$3.11 – $3.15	$3.13 – $3.19	($0.02) – ($0.04)

EBITDA (millions)	$206.0 – $207.5	$208.0 – $210.4	($2.0) – ($2.9)

The outlook for the fourth quarter of 2007 is as follows:

4th Quarter
	Current	Previous	Change

RevPAR Growth	6.5% – 7.5%	9.5% – 10.5%	(3.0%) – (3.0%)

FFO/Diluted Share	$0.69 – $0.73	$0.71 – $0.73	($0.02) – ($0.00)

EBITDA (millions)	$47.0 – $48.5	$49.5 – $50.7	($2.5) – ($2.2)

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 31 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about industry fundamentals, performance improvements, renovation disruption, RevPAR, EBITDA, FFO, Net Income and EBITDA margin increases. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Revenues:
Hotel operating revenues:
Room revenue	$115,116	$103,357	$310,775	$269,738
Food and beverage revenue	42,427	41,917	125,953	116,595
Other operating department revenue	14,147	12,667	36,502	32,297

Total hotel operating revenues	171,690	157,941	473,230	418,630
Participating lease revenue	9,569	8,888	22,229	20,640
Other income	1,485	1,218	3,923	4,048

Total revenues	182,744	168,047	499,382	443,318

Expenses:
Hotel operating expenses:
Room	23,877	21,970	68,772	60,151
Food and beverage	28,750	28,250	85,949	79,688
Other direct	6,213	6,193	17,356	16,777
Other indirect	45,327	41,883	128,124	115,106

Total hotel operating expenses	104,167	98,296	300,201	271,722
Depreciation and amortization	23,550	20,050	68,635	55,773
Real estate taxes, personal property taxes and insurance	7,862	7,158	24,307	19,370
Ground rent	2,200	1,978	5,369	4,925
General and administrative	2,706	3,388	10,104	9,356
Lease termination expense	—	800	—	800
Other expenses	546	671	1,779	1,926

Total operating expenses	141,031	132,341	410,395	363,872

Operating income	41,713	35,706	88,987	79,446
Interest income	174	250	1,197	1,237
Interest expense	(11,874)	(11,484)	(35,185)	(30,720)

Income before income tax expense, minority interest, equity in earnings of joint venture and discontinued operations	30,013	24,472	54,999	49,963
Income tax expense	(2,574)	(1,086)	(2,825)	(405)
Minority interest of common units in Operating Partnership	(69)	(15)	(212)	(105)
Minority interest of preferred units in Operating Partnership	(1,547)	(1,064)	(4,604)	(3,193)
Equity in earnings of joint venture	—	—	27	38,411

Income from continuing operations	25,823	22,307	47,385	84,671

Discontinued operations:
Income from operations of properties disposed of, including gain on disposal of assets	44	1,424	30,385	2,590
Minority interest, net of tax	—	(1)	(1)	(3)
Income tax (expense) benefit	—	(16)	73	60

Net income from discontinued operations	44	1,407	30,457	2,647

Net income	25,867	23,714	77,842	87,318
Distributions to preferred shareholders	(5,625)	(6,369)	(18,720)	(18,349)
Issuance costs of redeemed preferred shares	—	—	(3,868)	—

Net income applicable to common shareholders	$20,242	$17,345	$55,254	$68,969

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Earnings per Common Share - Basic:
Net income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.50	$0.40	$0.62	$1.68
Discontinued operations	—	0.03	0.76	0.07

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.50	$0.43	$1.38	$1.75

Earnings per Common Share - Diluted:
Net income applicable to common shareholders before discontinued operations	$0.50	$0.40	$0.62	$1.67
Discontinued operations	—	0.03	0.76	0.07

Net income applicable to common shareholders	$0.50	$0.43	$1.38	$1.74

Weighted average number of common shares outstanding:
Basic	39,854,950	39,786,308	39,851,249	39,211,490
Diluted	40,117,918	40,175,387	40,115,746	39,605,575

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Funds From Operations (FFO):
Net income applicable to common shareholders	$20,242	$17,345	$55,254	$68,969
Depreciation	23,345	20,346	68,083	56,735
Equity in depreciation of joint venture	—	—	—	178
Amortization of deferred lease costs	123	136	369	368
Minority interest:
Minority interest of common units in Operating Partnership	69	15	212	105
Minority interest in discontinued operations	—	1	1	3
Less: Equity in gain on sale of property	—	—	—	(38,393)
Net gain on sale of property disposed of	(44)	—	(30,322)	—

FFO	$43,735	$37,843	$93,597	$87,965

Weighted average number of common shares and units outstanding:
Basic	39,958,480	39,819,838	39,954,778	39,259,179
Diluted	40,221,448	40,208,917	40,219,276	39,653,264

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$20,242	$17,345	$55,254	$68,969
Interest	11,874	11,484	35,185	30,721
Equity in interest expense of joint venture	—	—	—	317
Income tax expense:
Income tax expense	2,574	1,086	2,825	405
Income tax expense (benefit) from discontinued operations	—	16	(73)	(60)
Depreciation and amortization	23,550	20,528	68,686	57,241
Equity in depreciation/amortization of joint venture	—	—	—	201
Minority interest:
Minority interest of common units in Operating Partnership	69	15	212	105
Minority interest of preferred units in Operating Partnership	1,547	1,064	4,604	3,193
Minority interest in discontinued operations	—	1	1	3
Distributions to preferred shareholders	5,625	6,369	22,588	18,349

EBITDA	$65,481	$57,908	$189,282	$179,444

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(Dollars in thousands)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Revenues
Room	127,931	120,747	341,123	326,270
Food and beverage	45,920	46,474	136,620	135,217
Other	15,206	14,199	38,712	37,079

Total hotel sales	189,057	181,420	516,455	498,566

Expenses
Room	25,808	24,964	74,034	72,034
Food and beverage	30,878	31,558	92,310	92,270
Other direct	6,775	6,824	18,606	18,726
General and administrative	13,934	12,881	39,339	37,687
Sales and marketing	12,515	11,604	36,187	34,784
Management fees	7,837	8,089	19,710	20,370
POM	6,669	6,573	20,066	19,639
Energy	6,523	6,453	18,670	18,462
Property taxes	7,234	6,220	21,362	18,298
Other fixed expenses	3,845	4,112	10,835	11,332

Total hotel expenses	122,018	119,278	351,119	343,602

EBITDA	$67,039	$62,142	$165,336	$154,964

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2007, excluding the Donovan House (closed for renovations). The Le Parc Suite Hotel, Hotel Sax, Westin Michigan Avenue, Alexis Hotel, Hotel Solamar, Holiday Inn Wall Street & Graciela Burbank are shown in 2006 for their comparative period of ownership in 2007.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
TOTAL PORTFOLIO
Occupancy	81.6%	79.2%	75.6%	75.5%
Increase/(Decrease)	3.0%		0.2%
ADR	$206.07	$200.07	$199.72	$191.25
Increase/(Decrease)	3.0%		4.4%
REVPAR	$168.09	$158.51	$151.02	$144.34
Increase/(Decrease)	6.0%		4.6%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2007, excluding the Donovan House (closed for renovations). The Le Parc Suite Hotel, Hotel Sax, Westin Michigan Avenue, Alexis Hotel, Hotel Solamar, Holiday Inn Wall Street & Graciela Burbank are shown in 2006 for their comparative period of ownership in 2007.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior Year Operating Data

	1Q’2006	2Q’2006	3Q’2006	4Q’2006	Full Year 2006
Occupancy	68.3%	78.8%	79.2%	67.6%	73.5%
ADR	$171.65	$199.06	$200.07	$193.36	$191.74
REVPAR	$117.18	$156.88	$158.51	$130.74	$140.91

Note:

This schedule includes historical operating data for the owned hotels open and operating as of September 30, 2007 (excludes the Donovan House). Historical data is included in 2006 for each hotel’s comparative period of ownership in 2007.